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                                                                EXHIBIT 3.12

                               FIRST AMENDMENT TO
                           THIRD AMENDED AND RESTATED
                                    AGREEMENT
                                       OF
                               LIMITED PARTNERSHIP
                                       OF
                    SITHE/INDEPENDENCE POWER PARTNERS, L.P.

     This Amendment is entered into as of May 22, 2002 among SITHE/INDEPENDENCE, INC., a Delaware corporation, as general partner ("General Partner") and SITHE ENERGIES, INC., a Delaware corporation, as a limited partner, SITHE ENERGIES U.S.A., INC., a Delaware corporation, as a limited partner, MITEX, INC., a Massachusetts corporation, as a limited partner, and OSWEGO COGEN COMPANY, LLC, a Delaware limited liability company, as a limited partner (together, the "Limited Partners").

     WHEREAS, the General Partner and the Limited Partners are parties to a Third Amended and Restated Agreement of Limited Partnership of Sithe/Independence Power Partners, L.P, dated as of July 1, 2001 (the "PARTNERSHIP AGREEMENT"). Terms defined in or pursuant to the Partnership Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1 and
24.7 of the Partnership Agreement are incorporated herein by reference; and

     WHEREAS, pursuant to Section 21.2 of the Partnership Agreement, the General Partner and the Limited Partners wish to amend the Partnership Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Limited Partners, intending to be legally bound, hereby covenant and agree as follows:

     SECTION 1. AMENDMENTS TO PARTNERSHIP AGREEMENT. Effective as of the date hereof, Section 12.4(b)(viii) of the Partnership Agreement is hereby deleted in its entirety and the following shall be inserted in its place:

          "(viii) enter into, or suspend, cancel or terminate, or amend, supplement or modify any contract, or engage in any series of transactions, on behalf of the Partnership if (A) such action could reasonably be expected to cause a material adverse change in the condition (financial or otherwise), results of operations, Business or properties or prospects of the Partnership, or (B) the cumulative effect of all such action(s) taken within any calendar year would change expenditures by, or revenues to, the Partnership by an amount in excess of $8,000,000, provided, however, that none of the foregoing action(s) taken in any calendar year, or the effects therefrom, shall

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     be included in the cumulative effect of such action(s) taken within any calendar year to the extent that all of the following are true: (1) any individual action is unrelated to any other action taken within such calendar year, (2) the effect of such action would change expenditures by, or revenues to, the Partnership by an amount of $500,000 or less, and (3) the cumulative effect of any of the immediately foregoing action(s) taken within any such calendar year do not change expenditures by, or revenues to, the Partnership by an amount in excess of $2,000,000;"

     SECTION 2. REFERENCE TO AND EFFECT ON THE PARTNERSHIP AGREEMENT.

          (a) On and after the effective date of this Amendment, each reference in the Partnership Agreement to "this Agreement," "hereunder," "hereof," "herein" or any other expression of like import referring to the Partnership Agreement, shall mean and be a reference to the Partnership Agreement as amended by this Amendment.

          (b) Except as specifically amended above, the Partnership Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          SECTION 3. EXECUTION IN COUNTERPARTS. This Amendment may be executed in several counterparts or with multiple signature pages, and as executed shall constitute one Amendment, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or to the same counterpart.

          SECTION 4. GOVERNING LAW. IT IS THE INTENTION OF THE PARTIES THAT THE LAWS OF THE STATE OF DELAWARE GOVERN THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION OF ITS TERMS AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE PARTIES.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the day and year first above written.

GENERAL PARTNER:                  SITHE/INDEPENDENCE, INC.

                                  By: /s/ Sandra J. Manilla
                                     -----------------------------
                                  Name:       Sandra J. Manilla
                                  Title: Vice President and Treasurer

LIMITED PARTNER:                  SITHE ENERGIES, INC.

                                  By: /s/ Sandra J. Manilla
                                     -----------------------------
                                  Name:       Sandra J. Manilla
                                  Title: Vice President and Treasurer

LIMITED PARTNER:                  SITHE ENERGIES U.S.A., INC.

                                  By: /s/ Sandra J. Manilla
                                     -----------------------------
                                  Name:       Sandra J. Manilla
                                  Title: Vice President and Treasurer

LIMITED PARTNER:                  MITEX, INC.

                                  By: /s/ Sandra J. Manilla
                                     -----------------------------
                                  Name:       Sandra J. Manilla
                                  Title: Vice President and Treasurer

LIMITED PARTNER:                  OSWEGO COGEN COMPANY, LLC

                                  By: /s/ Jeffrey M. Donahue, Jr.
                                     -----------------------------
                                  Name: Jeffrey M. Donahue, Jr.
                                  Title: Managing Director

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